CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Bishop Street Funds of our report dated March 1, 2023, relating to the financial statements and financial highlights, which appears in Hawaii Municipal Bond Fund’s Annual Report on Form N-CSR for the year ended December 31, 2022. We also consent to the references to us under the headings "Financial Highlights" and "Auditors" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
September 13, 2023